AMENDED AND RESTATED BY-LAWS

                                       OF

                                  C B & T, INC.


ARTICLE I: MEETINGS OF SHAREHOLDERS

     1. Annual Meeting - The annual meeting of the shareholders shall be held at such time and place, either within or without the State of Tennessee, as may be designated from time to time by the Directors, consistent with state and federal law. Unless the time is otherwise specified by the Directors, the meeting shall be held on the second Tuesday in April of each year, at the main office of the Company.*

     2. Special Meetings - Special meetings of the shareholders may be called by the President, a majority of the Board of Directors, or by the holders of not less than one-tenth (1/10) of all the shares entitled to vote on any issue proposed to be considered at such a meeting. The Directors shall designate the place of a special meeting.

     3. Notice of Shareholders Meeting - Written or printed notice stating the place, date, and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the special meeting is called and the person or persons calling the special meeting, shall be delivered either personally or by mail by or at the direction of the President, the Secretary, or the officer or person calling the meeting to each shareholder entitled to vote at the meeting. If mailed, the notice shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting, and the notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation. If delivered personally, the notice shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting and shall be deemed to be delivered when actually received by the shareholder. The person giving the notice shall certify that the notice required by this paragraph has been given. Any shareholder may waive his right to notice of annual or special meetings of shareholders either before, during, or after any such meeting.

     4. Quorum Requirements - A majority of the shares entitled to vote shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting is not necessary if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. When a quorum is present at any meeting and votes cast in favor of an action exceed votes cast in opposition to such action, then such action shall constitute corporate action and shall decide any question brought before that meeting, unless the question is one upon which, by express provision of the corporation's charter, these by-laws, or by the laws of the State of Tennessee, a larger or different vote is required, in which case any such express provision shall govern the decision of that question.



*2/10/98




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



     5. Voting and Proxies - Every shareholder entitled to vote at a meeting may do so either in person or by written proxy, which proxy shall be filed with the Secretary of the meeting before being voted. Any such proxy shall entitle the holders of that proxy to vote at any adjournment of that meeting, but shall not be valid after the final adjournment of that meeting. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the proxy provides otherwise.

ARTICLE II:       BOARD OF DIRECTORS

     1. Qualification and Election - Directors shall be shareholders and of legal age but need not be residents of the State of Tennessee. A plurality of the votes cast at an annual meeting of the shareholders (or a special meeting called for such purpose) entitled to vote shall elect the Directors. Each Director shall hold office until the expiration of the term for which he is elected and thereafter until his successor has been elected and qualified.

     2. Number - The number of Directors shall be fixed from time to time by the shareholders or by a majority of the entire Board of Directors.

     3. Meetings - The annual meeting of the Board of Directors shall be held immediately after the adjournment of the annual meeting of the shareholders, at which time the Board of Directors shall elect the officers of the corporation. The Board of Directors also may designate more frequent intervals for regular meetings. Special meetings may be called at any time by the Chairman of the Board, the President, or any two (2) directors.

     4. Notice of Director's Meetings - The annual and all regular Board meetings may be held without notice. Special meetings shall be held upon notice sent by any usual means of communication not less than two (2) days before the special meeting. A Director may waive the right to receive notice before, during, or after a meeting.

     5. Quorum and Vote - The presence of a majority of the Directors shall constitute a quorum for the transaction of business. (The Advisory Director(s) shall not be counted towards establishing a quorum.) A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting is not necessary if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one month in any one adjournment. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by the charter, these by-laws, or the laws of the State of Tennessee.

     6. Executive and Other Committees - The Board of Directors, by a resolution adopted by a majority of its members, may designate an executive committee, consisting of three or more Directors, and other committees, consisting of three or more persons who may or may not be Directors and may delegate to any such committee or committees any and all authority that the Board of Directors deems desirable, including the right to delegate to an executive committee the power to exercise all the authority of the Board of Directors, in the management of the affairs and property of the corporation. All members of the Committee that exercise powers of the Board of Directors must be members of the Board of Directors.




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



ARTICLE III: OFFICERS

     1. Number - The corporation shall have a Chairman, President and Chief Executive Officer, a Secretary, and a Treasurer, and any other officer that the Board of Directors from time to time shall deem necessary. The same person may hold any two or more offices, except the offices of President and Secretary.

     2. Election and Term - The Board of Directors shall elect the officers at its annual meeting (or at a special meeting called for such purpose). Each officer shall serve until the expiration of the term for which he is elected and thereafter until his successor has been elected and qualified.

     3. Duties - All officers shall have that authority and perform those duties in the management of the corporation which are normally incident to their offices and as the Board of Directors from time to time may provide. The Secretary shall be responsible for the recording of the minutes of shareholders; and Directors' meeting and shall have custody of the minute books of the corporation.

ARTICLE IV: RESIGNATIONS, REMOVALS, AND VACANCIES

     1. Resignations - Any officer or Director may resign at any time by giving written notice to the Chairman of the Board of Directors, the President, or the Secretary. Any such resignation shall take affect at the time specified in the resignation, or, if no time is specified, then upon its acceptance by the Board of Directors.

     2. Removal of Officers - The Board of Directors may remove any officer or agent whenever in the judgment of the Board of Directors the best interests of the corporation will be served by the removal.

     3. Removal of Directors - Any or all of the Directors may be removed either with or without cause by a proper vote of the shareholders; and may be removed with cause by a majority vote of the entire Board of Directors.

     4. Vacancies - Newly created directorships resulting from an increase in the number of Directors, and vacancies occurring in any office or Directorship for any reason, including removal of an officer or Director, may be filled by the vote of a majority of the Directors then in office, even if less than a quorum exists.

ARTICLE V: CAPITAL STOCK

     1. Stock Certificates - The Board of Directors may determine to issue to each shareholder a certificate or certificates of capital stock of the corporation in the form prescribed by the Board of Directors. Unless otherwise decided by the Board of Directors, the certificates shall be signed by any two of the following officers: President, Secretary, or Treasurer. The Board of Directors also may elect, in lieu of issuing certificates, to provide for the issuance of uncertificated shares of the capital stock of the corporation, provided, however, that all shares of the same class must be either certificated or uncertificated.



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



     2. Transfer of Shares - Subject to any restrictions on transfer imposed by either the applicable securities laws or any shareholder agreement, shares of stock may be transferred on the books of the corporation by delivery and surrender of the properly assigned certificate or, with respect to a transfer of uncertificated shares, a written order to the corporation, in a form acceptable to the corporation, authorizing and instructing the corporation to effect the transfer.

     3. Loss of Certificates - In the case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon the terms that the Board of Directors shall prescribe.

ARTICLE VI: ACTION BY CONSENT

     Whenever the shareholders or Directors are required or permitted to take any action by vote, the action may be taken without a meeting on written consent. Such written consent shall (i) set forth the action so taken, (ii) be signed by all the persons or entities entitled to vote on that action, (iii) indicate each shareholder's or Director's vote or abstention, as the case may be, and (iv) be delivered to the corporation for inclusion in the corporate records.

ARTICLE VII: INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHERS

     1. Right to Indemnification - The corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person (an "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action, suit, or proceeding by or in the right of the corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a Director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation, as a Director, officer, or employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against all expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such Proceedings. This indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with a Proceeding, consistent with the provisions of applicable law as then in effect.

     2. Contracts and Funding - The corporation may enter into contracts with any Director, officer, employee, or agent of the corporation in furtherance of the provisions of this Article VII, and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VII.

     3. Employee Benefit Plans - For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans and employee welfare benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a Director, officer, employee, or agent, of the corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants,



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



or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of a corporation.

     4. Indemnification Not Exclusive Right - The right of indemnification and advancement of expenses provided in this Article VII shall not be exclusive of any other rights to which a person seeking indemnification may otherwise be entitled, under any statute, by-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The provisions of this Article VII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article VII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VII, whether arising from acts or omissions occurring before or after such adoption.

     5. Advancement of Expenses: Procedures - In furtherance, but not in limitation, of the foregoing provisions, the following procedures and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VII:

     (a) Advancement of Expenses - All reasonable expenses incurred by or on behalf of and Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the corporation within twenty (20) days after the receipt by the corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of a Proceeding. the statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses.

     (b) Written Request for Indemnification - To obtain indemnification under this Article VII, an Indemnitee shall submit to the Secretary of the corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made within a reasonable time after receipt by the corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the corporation, promptly upon receipt of such a request for indemnification, shall advise the Board of Directors in writing that the Indemnitee has requested indemnification.

     (c)  Procedure  for   Determination  -  An   Indemnitee's   entitlement  to
          indemnification under this Article VII shall be determined:

          (i) by the Board of Directors by majority vote of a quorum (as defined in Article II of these by-laws), consisting of Directors not at the time parties to the Proceeding;




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



          (ii) if a quorum cannot be obtained under subdivision (i), by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two (2) or more Directors not at the time parties to the Proceeding;

          (iii) by independent special legal counsel:

               (A) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i) or (ii); or

               (B) if a quorum of the Board of Directors cannot be obtained under subdivision (i) and a committee cannot be designated under subdivision (ii), selected by majority vote of the full Board of Directors (in which selection Directors who are parties may participate), or

          (iv) by the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the Proceeding may not be voted on the determination.

ARTICLE VIII: AMENDMENT OF BY-LAWS

     These by-laws may be amended, supplemented, or repealed either by: (i) a shareholders' vote in which an affirmative vote of the shares represented at any duly constituted shareholders' meeting exceeds the shares voted in opposition thereto, or (ii) a majority vote of the entire Board of Directors. The shareholders, however, may amend or repeal any change in the by-laws made by the Board of Directors.

ARTICLE IX: ADVISORY DIRECTORS

     1. Duties of Advisory Directors - Each Advisory Director shall be authorized and expected to participate fully in all the affairs of the Board of Directors to the extent permitted by applicable laws; and each Advisory Director shall be eligible for appointment on any and all committees of, or created by, the Board of Directors.

     2. Listing of Advisory Directors - In listing the Board in advertisements and elsewhere, the Directors and Advisory Directors shall be listed alphabetically in one listing with an * (asterisk), appearing after the name of each Advisory Director. At an appropriate place on each such listing, the * (asterisk) shall appear, followed by the words, "Advisory Director".

     3. Appointment of Advisory Directors - Advisory Directors may be appointed by the Directors of the corporation under the following conditions:

          (a) When in the opinion of the Executive Management of the Corporation an individual is available whose qualifications make it desirable that he or she be elected to the Board of Directors, it is recommended such individual be elected an Advisory



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


               Director; after having served as Advisory Director, this person may be elected as Director. **

               When an individual having been elected as a Director reaches the age of 70, said Director shall serve until the end of the month during which the Director reached age 70. * **

          (b) This restriction shall in no way apply to members of the subsidiary banks' Board of Directors as of September 14, 1965.

     4. Term of Advisory Director(s) - The term of service of an Advisory Director shall be at the will and pleasure of the Directors.

     5. Quorum Requirements and Advisory Director(s) - Pursuant to these by-laws, Advisory Directors shall not be considered when determining a quorum.












*     2/14/89
**    5/09/89





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